EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE


                     PRG-SCHULTZ REPORTS FOURTH QUARTER AND
                        FULL-YEAR 2004 FINANCIAL RESULTS

              RESULTS REFLECT CONTINUING SIGNIFICANT REDUCTIONS IN
                  COST OF REVENUE AS A PERCENTAGE OF REVENUES;
   QUARTERLY IMPROVEMENT OVER BOTH FOURTH QUARTER 2003 AND THIRD QUARTER 2004

ATLANTA, MARCH 3, 2005 - PRG-Schultz International, Inc. (Nasdaq: PRGX) today announced financial results for the fourth quarter and full-year 2004, and provided outlook for the first quarter and full-year 2005.

FOURTH QUARTER 2004 HIGHLIGHTS

o    Revenues totaled $93.7 million
     -    Revenues from Accounts Payable Services totaled $84.1 million
     -    Revenues from Meridian VAT Reclaim totaled $9.6 million
o Diluted loss per share from continuing operations was ($1.19) for the quarter compared with diluted loss per share from continuing operations of ($2.74) during the fourth quarter of 2003
o    Included in the results from continuing operations were:
     - $1.23 per share -- Non-cash charge of $76.0 million to provide a valuation allowance on substantially all of the Company's remaining deferred tax assets
     - $0.02 per share -- Costs relating to the Company's Sarbanes-Oxley compliance initiative of $2.5 million before-tax, or $1.5 million after-tax
     - $0.02 per share -- Costs relating to the Company's strategic cost reduction initiatives of $2.1 million before-tax, or $1.3 million after-tax
     - $0.01 per share -- One-time income tax charge of $700,000 resulting from the Company's decision to repatriate approximately $10 million of cash to the U.S., pursuant to a recent tax law change
     - $0.01 per share -- $390,000 of before-tax costs relating to the Company's analysis of strategic alternatives and a before-tax charge of $247,000 reflecting an offer to settle a preference claim in a client bankruptcy
o Cost of revenue was approximately 60% of revenues as compared to approximately 63% in the fourth quarter of 2003 and 64% in the third quarter of 2004. U.S. cost of revenue was approximately 56% of U.S. revenues, as compared to approximately 61% in the fourth quarter of 2003. (See attached Schedule 7 for a reconciliation of total revenues and cost of revenue)

o Net loss was (81%) of revenues for the quarter compared to a net loss that was (175%) of revenues a year ago
o Earnings before interest, taxes, depreciation and amortization (EBITDA) was 12.2% of revenues for the quarter, compared to 6.3% a year ago (see
     Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure)
o 27 new international clients were signed in the fourth quarter, bringing the Company's total new international client signings to 44 since June 2004

John Cook, Chairman and Chief Executive Officer of PRG-Schultz stated, "We are pleased that we continue to make significant progress in improving the Company's fundamentals. Our improved operating performance continues to reflect the strategic initiatives we began in 2003. This is our best cost of revenue performance since the completion of our merger with Howard Schultz & Associates three years ago. The continued improvements in our cost of revenue, together with the 44 new international clients added during the last six months of 2004, provide a solid base for 2005 and give us confidence in our future growth.

"We believe that demand for PRG-Schultz's comprehensive recovery audit services continues to grow. Our recent contract with the State of Arizona, which includes our first audit of Medicare claims, demonstrates the new opportunities for audit recovery services that exist in the U.S. We are aggressively working to secure audits in additional states and expect to be successful in obtaining more in the near future.

"Additionally, we are constantly looking for opportunities to enhance the product and service offerings we provide to our clients. Examples include our freight rate audit program, which is starting to deliver exciting results; our alliance with a national state and local tax consulting firm that offers our clients additional expertise on state and local tax issues; and pharmacy third-party payment review. In addition, we have developed a business process to manage credit card receipts for retail clients, which facilitates automated processing of requests from financial institutions for proof of signature and fraud detection, among other things."

The Company today announced that it was recently awarded a multi-year contract for the management of credit card receipts from an existing client, one of the largest grocery companies in the U.S. PRG-Schultz expects the contract to produce annual revenue of approximately $2 million.

NON-CASH ACTIVITIES - INCREASE IN DEFERRED TAX VALUATION ALLOWANCE

The Company recorded a non-cash charge of $76.0 million, or $1.23 per share, to provide a valuation allowance on substantially all of its remaining net deferred tax assets at December 31, 2004. Statement of Financial Accounting Standards
(SFAS) No. 109 requires an assessment of a company's current and previous performance and other relevant factors when determining the need for a valuation allowance. Companies are required to place significant weight on objective negative facts such as recent cumulative losses, and substantially less weight, if any, on subjective positive facts, such as future income projections. Therefore, factors such as current and previous operating losses, including the Company's goodwill impairment of $207 million in 2003, are given substantially more weight than the outlook for future profitability.

Jim Moylan, Chief Financial Officer of PRG-Schultz, said, "Recording this non-cash charge is the result of a strict interpretation of SFAS 109, a technical accounting standard for income taxes. We do not believe that this non-cash charge reflects on our underlying fundamentals, our operating performance, or our future prospects. Over time, we believe we will fully utilize these assets as our results continue to improve, and future results will benefit from a significantly lower tax provision as a result of the charge."

FOURTH QUARTER 2004 FINANCIAL RESULTS

Revenues for the fourth quarter of 2004 totaled $93.7 million, compared to $95.9 million in the fourth quarter of 2003. Revenues from Accounts Payable Services totaled $84.1 million for the quarter compared to $87.2 million a year ago. Revenues from the Company's U.S. Accounts Payable Services operations were $53.0 million, compared to $53.5 million in the fourth quarter of 2003. Revenues from the Company's international Accounts Payable service operations were $31.1 million, a reduction of 8% compared to the fourth quarter 2003. Revenues from Meridian VAT Reclaim for the fourth quarter of 2004 were $9.6 million, compared to $8.7 million a year ago, reflecting an 11% improvement year-over-year.

Cost of revenue was $56.2 million, or approximately 60% of revenues for the fourth quarter of 2004, compared to $59.9 million, or approximately 63% of revenues in the same period last year and $54.2 million, or approximately 64% of revenues in the third quarter of 2004. The Company's cost of revenue performance reflects the continued success of the Company's strategic initiatives.

Net loss for the fourth quarter of 2004 was ($75.7) million, or ($1.23) per share, compared to a net loss of ($168.1) million, or ($2.73) per share in the 2003 period. Net loss from continuing operations for the fourth quarter of 2004 was ($73.5) million, or ($1.19) per diluted share, compared to a net loss of ($168.3) million, or ($2.74) per diluted share, during the fourth quarter of 2003. Included in the fourth quarter 2004 results was a ($76.0) million, or ($1.23) per share, non-cash valuation allowance to reduce the recorded value of deferred tax assets and a charge of ($0.7) million, or ($0.01) per share, reflecting a cash income tax provision related to a distribution of approximately $10 million from a foreign subsidiary in accordance with the American Jobs Creation Act of 2004. The prior year period included impairment charges totaling ($206.9) million (($168.0) million after-tax), or ($2.73) per diluted share, relating to goodwill and other intangible assets.

Results in the fourth quarter of 2004 included after-tax charges of ($1.5) million, or ($0.02) per diluted share, relating to the Company's compliance costs for Sarbanes-Oxley Section 404 compliance and ($1.3) million, or ($0.02) per diluted share, relating to previously disclosed strategic cost reduction initiatives. Also included in the quarter's results was ($0.01) per share for two items totaling $637,000 ($395,000 after-tax) -- $390,000 ($242,000 after-tax) for costs relating to the Company's analysis of strategic alternatives, and $247,000 ($153,000 after-tax) reflecting an offer to settle a preference claim in a client bankruptcy.

EBITDA for the fourth quarter of 2004 totaled $11.4 million, or 12.2% of revenues, compared to $6.0 million, or 6.3% of revenues, in the fourth quarter of 2003. (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure).

Schedule 4 provides summary financial results from continuing operations for the fourth quarters of 2004 and 2003 by operating segment.

CASH FLOW, DSOS AND CAPITAL EXPENDITURES

Net cash provided by operating activities for the fourth quarter of 2004 was $8.5 million, compared to $6.4 million in the fourth quarter of 2003. Higher EBITDA was partially offset by increased working capital needs, accounting for the difference in net operating cash results.

Company-wide, Days Sales Outstanding (DSOs) at the end of the fourth quarter of 2004 stood at 55 days, compared to 50 days a year ago.

Capital expenditures totaled approximately $2.2 million for the fourth quarter of 2004, compared to $4.3 million in the same period a year ago.

FULL-YEAR 2004 FINANCIAL RESULTS

Revenues for full-year 2004 totaled $356.9 million, compared to $375.7 million in 2003. Revenues from Accounts Payable Services and Meridian VAT totaled $315.5 million and $41.4 million, respectively, for full-year 2004, compared to $335.3 million and $40.4 million, respectively, for 2003.

Cost of revenue for 2004 was $224.5 million or approximately 63% of revenues for full-year 2004, as compared to $233.7 million or 62% of revenues in 2003.

Net loss for full-year 2004 was ($72.3) million, or ($1.18) per diluted share, compared to a net loss of ($160.8) million, or ($2.60) per diluted share, in 2003. Net loss from continuing operations for full-year 2004 was ($77.5) million, or ($1.26) per diluted share. This compares to net loss from continuing operations of ($162.6) million, or ($2.63) per diluted share, in 2003. Fiscal 2004 included the valuation allowance on deferred tax assets of ($76.0) million, or ($1.23) per share. Fiscal 2003 included impairment charges totaling $206.9 million (($168.0) million after-tax), or ($2.72) per diluted share, relating to goodwill and other intangible assets.

EBITDA for full-year 2004 totaled $23.3 million, or 6.5% of revenues, compared to $34.1 million, or 9.1% of revenues, in 2003 (See Schedule 6 for a reconciliation of net earnings (loss) to EBITDA, a non-GAAP financial measure). 2004 EBITDA was reduced by $12.4 million of costs associated with the Company's strategic initiatives and 2003 EBITDA was reduced by $11.0 million of related costs.

Schedule 5 provides summary financial results from continuing operations for full-year 2004 and 2003 by operating segment.

CASH FLOW AND CAPITAL EXPENDITURES

Net cash provided by operating activities for the full-year ended December 31, 2004 was approximately $10.0 million, compared to $28.0 million in the same period of 2003. 2003 earnings from continuing operations, before the $168 million after-tax non-cash goodwill impairment charge, were higher than 2004 earnings from continuing operations. In addition, working capital increased in 2004.

Capital expenditures totaled approximately $11.5 million for full-year 2004, compared to $11.7 million in the same period a year ago. Amounts for both years exclude capital expenditures related to the Company's Communications Services operations, which were declared discontinued operations during the fourth quarter of 2003 and subsequently sold on January 16, 2004.

BANK CREDIT FACILITY

As previously announced on November 30, 2004, the Company signed a new $30 million credit facility with Bank of America through May 26, 2006. This new credit facility replaces a previously structured three-bank syndicated facility, led by Bank of America, which expired per its original terms on December 31, 2004. The new facility funds the Company's working capital requirements and provides liquidity for the Company's normal operations. The facility currently offers total availability of $25 million, and an additional $5 million becomes available on July 1, 2005 if certain financial performance milestones are achieved. There were no amounts borrowed under the facility at December 31, 2004, and the Company was using $5 million in the form of a letter of credit as collateral in its VAT business. There was $20 million of availability under the facility as of December 31, 2004.

PRELIMINARY SETTLEMENT IN CLASS ACTION LAWSUIT

On February 8, 2005, the Company entered into a Stipulation of Settlement of the shareholder lawsuit (most recently disclosed on Form 10-Q on November 5, 2004). On February 10, 2005, the United States District Court for the Northern District of Georgia, Atlanta Division, preliminarily approved the terms of the Settlement and, if approved by the Court, is not expected to require any further financial contribution by the Company. Consistent with the Federal Rules of Civil procedure, the class will be provided notice of the Settlement and given the right to object or opt-out of the Settlement. The Court will hold a final approval hearing on May 26, 2005. Final settlement of the consolidated class action is subject to final approval by the Court.

DISCONTINUED OPERATIONS

Results from Discontinued Operations for the quarter ended December 31, 2004 were a loss of ($2.2) million, or ($0.04) per share after-tax, compared to a gain of $0.2 million, or $0.01 per share after-tax, in the year earlier period. As part of the December 2001 sale of the Company's French Taxation Services business ("ALMA"), certain warranties were provided to the buyer. On December 30, 2004, the Company entered into an agreement with the buyer requiring a payment of approximately $4.7 million to resolve the buyer's warranty claims and a commission dispute with one of the Company's subsidiaries. The $2.2 million expense recorded in the fourth quarter represents the amount not previously accrued to provide for these claims. This settlement agreement discharges all future obligations relative to the sale of ALMA. The $0.2 million gain in the quarter ended December 31, 2003 was related to earnings from the Company's Communications Services Operations, which was sold on January 16, 2004. For the full-year 2004, Discontinued Operations showed a gain of $5.2 million, or $0.08 per share after-tax, compared to a gain of $1.8 million, or $0.03 per share after-tax, for 2003. For 2004, an after-tax gain of $8.3 million on the sale of the Communications Services Operations was partially offset by the $3.1 million accrued for the ALMA settlement during the year. In 2003, the gain resulted from earnings attributable to the Company's Communications Services Operations of $1.3 million in addition to $0.5 million in royalties from the sale of the Logistics Management Services business.

SARBANES-OXLEY COMPLIANCE UPDATE

Management, with the oversight of the Audit Committee of the Board of Directors, is continuing its work, which would allow it to make certification of compliance under Section 404 of the Sarbanes-Oxley Act of 2002. In its work to date, the Company has identified a number of deficiencies in its internal control over financial reporting, some of which are deemed significant, but has not yet concluded whether these deficiencies individually or in the aggregate would constitute a "material weakness" in its internal control over financial reporting. The Company expects to rely upon the S.E.C.'s exemptive order permitting companies to file the Section 404 compliance report and certifications within 45 days of March 16.

OUTLOOK FOR THE FIRST QUARTER OF 2005, FULL-YEAR 2005

For the first quarter of 2005, consolidated revenues are expected to be approximately 10% below revenue in the first quarter of 2004, due primarily to several non-recurring audits that took place in the first quarter of last year and, to a lesser extent, the timing of audit starts this year. However, earnings before tax from continuing operations in the first quarter are expected to be flat to slightly better than the first quarter of 2004, due to the Company's expectation of continued significant reductions in cost of revenue.

Consolidated revenues for the full year 2005 are expected to increase in the mid-single digit range over full year 2004 results. The Company noted that it expects a substantial improvement in earnings in 2005, as compared to 2004 results, due to growth in international operations and in new claims categories in the U.S, as well as expected significant reductions in cost of revenue, and an expected reduction of its effective tax rate as a result of the previously mentioned deferred tax impairment taken during the fourth quarter of 2004. The Company expects EBITDA to improve substantially in 2005, due to growth in international operations and in new claims categories in the U.S, as well as expected significant reductions in costs related to the Company's strategic initiatives. The costs related to these strategic initiatives are expected to be approximately $10 million less in 2005 than they were in 2004. 2005 results will not be burdened by much of the non-operations cost incurred during the fourth quarter, and will be improved by the annualized impact of the cost reductions achieved during 2004; the improvement attributable to these combined items is expected to be approximately $5-6 million in 2005. Depreciation expense, interest expense and capital expenditures are expected to be approximately the same in 2005 as the corresponding amounts in 2004. The company expects its effective tax rate to be approximately 10% for the full year 2005.

EVALUATION OF STRATEGIC ALTERNATIVES UPDATE

As previously announced on October 21, 2004, as a result of several inquiries received by the Company, PRG-Schultz's Board of Directors decided to explore the Company's strategic alternatives and determine the course of action that is in the best interests of the Company and its shareholders. The Company noted that the Board's process is actively ongoing and that no decision with respect to any specific alternative has been reached. On February 8, 2005, at a regularly scheduled meeting of the Board of Directors, the Board created a new special committee of the independent directors for the purpose of analyzing the Company's strategic alternatives and to evaluate and approve such potential alternatives. The Board, together with its financial advisor, CIBC World Markets Corp., continues to evaluate the Company's strategic options, which include among other things a possible sale. The Company noted that there can be no assurance that any transaction or other corporate action will result from this effort.

CONFERENCE CALL AND WEBCAST INFORMATION

PRG-Schultz will hold a conference call today, March 3, 2005, at 10:00 a.m. ET. Listeners in the U.S. and Canada should dial 888-396-0289 at least 5-10 minutes prior to the start of the conference. Listeners outside the U.S. or Canada should dial 773-799-3995. To be admitted to the call, verbally supply the passcode 'PRGX.' A playback of the call will be available one hour after the conclusion of the live call, extending until midnight on March 17, 2005. To directly access the replay, dial 866-386-1322 (US / Canadian participants) or 203-369-0408 (international participants).

The live teleconference will also be audiocast on the Internet at www.prgx.com (go to the Investor Relations home page). Please note that the audiocast is 'listen-only.' Microsoft Windows Media Player is required to access the audiocast and can be downloaded from www.microsoft.com/windows/mediaplayer.

A copy of this press release is also available at www.prgx.com under the heading "Investor Relations - News."

ABOUT PRG-SCHULTZ INTERNATIONAL, INC.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading profit improvement firm. PRG-Schultz employs approximately 2,800 employees, providing clients in over 40 countries with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client invoices, purchase orders, receiving documents, databases, and correspondence files to recover lost profits due to overpayments or under-deductions.

FORWARD LOOKING STATEMENTS

Statements made in this news release that look forward in time, including statements regarding expected 2005 performance, involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) until the Board has completed the process of exploring strategic alternatives, the Company will incur additional expense, and management's time and attention could be diverted from the operation of the business, (ii) our strategic business initiatives may not provide expected benefits, (iii) we have violated our debt covenants in the past and may inadvertently do so in the future, which could result in an acceleration of our outstanding debt, (iv) the potential bankruptcy of any of our larger clients, or of any such clients' larger customers or suppliers could adversely affect our operations and liquidity, (v) a representative of a former client currently in bankruptcy has demanded repayment of a portion of the $5.5 million received from a bankrupt client during the quarter ended March 31, 2003; these payments may be recoverable as "preference payments" under United States bankruptcy laws, (vi) proposed legislative and regulatory initiatives with respect to European value added taxation could reduce material portions of the revenues of Meridian VAT Reclaim, (vii) our Accounts Payable Services businesses may not grow as expected, and we may not be able to increase the number of clients, particularly commercial clients, utilizing contract compliance audits, (viii) our international expansion may prove unprofitable or may take longer to accomplish than we anticipate, (ix) in the Company's pending shareholder derivative litigation, a preliminary settlement between the parties which has been accepted by the judge in the case, may not receive final court approval, (x) future weakness in the currencies of countries in which we transact business could adversely affect the profitability of our international operations, (xi) our new service providing management of credit card signature receipts may not provide expected revenues, (xii) expected revenues from new international clients may be delayed for reasons beyond the Company's control, and other risk factors discussed in our Securities and Exchange Commission filings, including the Company's Form 10-K as filed with the Securities and Exchange Commission on March 5, 2004, and Form 10-Q as filed with the Securities and Exchange Commission on November 5, 2004. The Company disclaims any obligation or duty to update or modify these forward-looking statements.


                                      # # #

CONTACT: James E. Moylan, Jr.
         Executive Vice President
         and Chief Financial Officer
         (770) 779-6605


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

                                                            SCHEDULE 1
                                         PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                                            THREE MONTHS                      TWELVE MONTHS
                                                                         ENDED DECEMBER 31,                ENDED DECEMBER 31,
                                                                   -------------------------------    ------------------------------
                                                                       2004             2003              2004             2003
                                                                   --------------   --------------    --------------   -------------

Revenues                                                                $ 93,681         $ 95,864         $ 356,873       $ 375,701
Cost of revenues                                                          56,155           59,934           224,527         233,689
Selling, general and administrative expenses                              30,238           33,858           125,113         124,240
Impairment charges                                                             -          206,923                 -         206,923
                                                                   --------------   --------------    --------------   -------------

     Operating income (loss)                                               7,288         (204,851)            7,233        (189,151)

Interest (expense), net                                                   (2,172)          (2,284)           (8,549)         (8,948)
                                                                   --------------   --------------    --------------   -------------

     Earnings (loss) from continuing operations before income taxes
         and discontinued operations                                       5,116         (207,135)           (1,316)       (198,099)

Income tax expense (benefit)                                              78,651          (38,793)           76,206         (35,484)
                                                                   --------------   --------------    --------------   -------------

     Loss from continuing operations before discontinued
         operations                                                      (73,535)        (168,342)          (77,522)       (162,615)

Discontinued operations:
     Earnings from discontinued operations, net of income taxes                -              240                 -           1,267

     Gain (loss) on disposal of discontinued operations including
         operating results for phase-out period, net of income taxes      (2,172)               -             5,177             530
                                                                   --------------   --------------    --------------   -------------

     Earnings (loss) from discontinued operations                         (2,172)             240             5,177           1,797
                                                                   --------------   --------------    --------------   -------------

            Net loss                                                   $ (75,707)      $ (168,102)        $ (72,345)     $ (160,818)
                                                                   ==============   ==============    ==============   =============

Basic loss per share:
     Loss from continuing operations before discontinued operations      $ (1.19)         $ (2.74)          $ (1.26)        $ (2.63)
     Discontinued operations                                               (0.04)            0.01              0.08            0.03
                                                                   --------------   --------------    --------------   -------------
            Net loss                                                     $ (1.23)         $ (2.73)          $ (1.18)        $ (2.60)
                                                                   ==============   ==============    ==============   =============

Diluted loss per share:
     Loss from continuing operations before discontinued operations      $ (1.19)         $ (2.74)          $ (1.26)        $ (2.63)
     Discontinued operations                                               (0.04)            0.01              0.08            0.03
                                                                   --------------   --------------    --------------   -------------
            Net loss                                                     $ (1.23)         $ (2.73)          $ (1.18)        $ (2.60)
                                                                   ==============   ==============    ==============   =============

Weighted average shares outstanding:
     Basic                                                                61,837           61,513            61,760          61,751
                                                                   ==============   ==============    ==============   =============
     Diluted                                                              61,837           61,513            61,760          61,751
                                                                   ==============   ==============    ==============   =============


                                                          SCHEDULE 2
                                       PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                                    (AMOUNTS IN THOUSANDS)
                                                         (UNAUDITED)


                                                                                          DECEMBER 31,         DECEMBER 31,
                                                                                              2004                 2003
                                                                                       -------------------   ------------------
                                         ASSETS
Current assets:
     Cash and cash equivalents                                                                   $ 12,596             $ 26,658
     Restricted cash                                                                                  120                5,758
     Receivables:
        Contract receivables                                                                       57,514               53,185
        Employee advances and miscellaneous receivables                                             3,490                3,573
                                                                                       -------------------   ------------------
            Total receivables                                                                      61,004               56,758
                                                                                       -------------------   ------------------
     Funds held for client obligations                                                             30,920               18,690
     Prepaid expenses and other current assets                                                      3,267                3,779
     Deferred income taxes                                                                          1,951                9,211
     Current assets of discontinued operations                                                          -                3,179
                                                                                       -------------------   ------------------
            Total current assets                                                                  109,858              124,033
Property and equipment                                                                             26,473               29,466
Goodwill                                                                                          170,684              170,619
Intangible assets                                                                                  30,232               31,617
Deferred income taxes                                                                                   -               65,370
Other assets                                                                                        3,827                3,152
Long-term assets of discontinued operations                                                             -                1,792
                                                                                       -------------------   ------------------
             Total assets                                                                       $ 341,074            $ 426,049
                                                                                       ===================   ==================


                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of long-term debt                                                           $ -             $ 31,600
     Obligation for client payables                                                                30,920               18,690
     Accounts payable and accrued expenses                                                         24,395               25,780
     Accrued payroll and related expenses                                                          41,791               40,256
     Deferred revenue                                                                               6,466                4,601
     Current liabilities of discontinued operations                                                     -                1,391
                                                                                       -------------------   ------------------
            Total current liabilities                                                             103,572              122,318
Convertible notes, net of unamortized discount of $1,714 in 2004 and
     $2,605 in 2003                                                                               123,286              122,395
Deferred compensation                                                                               2,195                3,695
Deferred income taxes                                                                               4,201                    -
Other long-term liabilities                                                                         5,098                4,511
                                                                                       -------------------   ------------------
            Total liabilities                                                                     238,352              252,919
                                                                                       -------------------   ------------------
Shareholders' equity:
     Preferred stock                                                                                    -                    -
     Common stock                                                                                      68                   67
     Additional paid-in capital                                                                   493,532              492,878
     Accumulated deficit                                                                         (343,841)            (271,496)
     Accumulated other comprehensive income                                                         1,740                  616
     Less treasury stock at cost                                                                  (48,710)             (48,710)
     Unearned portion of restricted stock                                                             (67)                (225)
                                                                                       -------------------   ------------------
            Total shareholders' equity                                                            102,722              173,130
                                                                                       -------------------   ------------------
             Total liabilities and shareholders' equity                                         $ 341,074            $ 426,049
                                                                                       ===================   ==================


                                                       SCHEDULE 3
                                    PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (AMOUNTS IN THOUSANDS)
                                                      (UNAUDITED)


                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                     ------------------------------------
                                                                                          2004                2003
                                                                                     ---------------     ----------------

Cash flows from operating activities:
   Net loss                                                                               $ (72,345)          $ (160,818)
   Earnings from discontinued operations                                                          -               (1,267)
   Gain on disposal of discontinued operations                                               (5,177)                (530)
                                                                                     ---------------     ----------------
    Loss from continuing operations                                                         (77,522)            (162,615)

   Adjustments to reconcile loss from continuing operations to net cash provided by operating activities:
    Impairment charges                                                                            -              206,923
    Increase in deferred tax valuation allowance                                             76,006                    -
    Depreciation and amortization                                                            18,094               17,827
    Restricted stock compensation expense                                                         4                  246
    Loss on sale of property and equipment                                                      187                  258
    Deferred compensation expense                                                            (1,500)                (316)
    Deferred income taxes                                                                    (4,014)             (38,377)
    Income tax benefit relating to stock option exercises                                        17                  155
    Changes in operating assets and liabilities:
        Restricted cash securing letter of credit obligation                                  6,203               (5,758)
        Receivables                                                                          (2,563)              16,467
        Prepaid expenses and other current assets                                              (418)                 197
        Other assets                                                                           (411)                 699
        Accounts payable and accrued expenses                                                (7,103)                (343)
        Accrued payroll and related expenses                                                    735               (9,872)
        Deferred revenue                                                                      1,682                2,111
        Other long-term liabilities                                                             587                  396
                                                                                     ---------------     ----------------
            Net cash provided by operating activities                                         9,984               27,998
                                                                                     ---------------     ----------------

Cash flows from investing activities:
   Purchase of property and equipment, net of sale proceeds                                 (11,532)             (11,695)
   Proceeds from sale of certain discontinued operations                                     19,116                    -
                                                                                     ---------------     ----------------
            Net cash provided by (used in) investing activities                               7,584              (11,695)
                                                                                     ---------------     ----------------

Cash flows from financing activities:
   Net repayments of debt                                                                   (31,600)                (290)
   Payments for issuance costs on convertible notes                                             (21)                 (12)
   Payments for deferred loan costs                                                            (430)                   -
   Net proceeds from common stock issuances                                                     792                  973
   Purchase of treasury shares                                                                    -               (7,528)
                                                                                     ---------------     ----------------
            Net cash used in financing activities                                           (31,259)              (6,857)
                                                                                     ---------------     ----------------
Net cash (used in) provided by discontinued operations                                       (1,146)                 703
Effect of exchange rate changes on cash and cash equivalents                                    775                1,649
                                                                                     ---------------     ----------------
            Net change in cash and cash equivalents                                         (14,062)              11,798
Cash and cash equivalents at beginning of period                                             26,658               14,860
                                                                                     ---------------     ----------------
Cash and cash equivalents at end of period                                                 $ 12,596             $ 26,658
                                                                                     ===============     ================


                                               SCHEDULE 4
                            PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                      SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                               (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          2004                             2003
                                             ------------------------------    ---------------------------
                                                      $           % REV.               $          % REV.
                                             ----------------   -----------    ---------------   ---------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                              $84,045                          $87,143
Operating income (loss)                               $15,814       18.8%            ($180,949)   -207.6%
----------------------------------------------------------------------------------------------------------
MERIDIAN VAT RECLAIM
--------------------
Revenues                                               $9,636                           $8,721
Operating income (loss)                                  $961       10.0%              ($7,233)    -82.9%
----------------------------------------------------------------------------------------------------------
CORPORATE SUPPORT
-----------------

Operating loss                                        ($9,487)     -10.1%             ($16,669)    -17.4%
----------------------------------------------------------------------------------------------------------
TOTAL
-----
Revenues                                              $93,681                          $95,864
Operating income (loss)                                $7,288        7.8%            ($204,851)   -213.7%


Loss from continuing operations                      ($73,535)     -78.5%            ($168,342)   -175.6%

Diluted loss per share from continuing operations      ($1.19)                          ($2.74)

Diluted shares                                         61,837                           61,513
----------------------------------------------------------------------------------------------------------

Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from Continuing Operations are prior to Earnings (Loss) from Discontinued Operations.

                                                SCHEDULE 5
                             PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                       SUMMARY OPERATING SEGMENT RESULTS FROM CONTINUING OPERATIONS
                                               (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31,
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                           2004                             2003
                                              ------------------------------    ---------------------------
                                                    $             % REV.              $             % REV.
                                              ----------------   -----------    ---------------   ---------
ACCOUNTS PAYABLE SERVICES
-------------------------
Revenues                                              $315,505                         $335,328
Operating income (loss)                                $45,667      14.5%             ($137,977)    -41.1%
-----------------------------------------------------------------------------------------------------------
MERIDIAN VAT RECLAIM
--------------------
Revenues                                               $41,368                          $40,373
Operating income                                        $8,987      21.7%                $3,702       9.2%
-----------------------------------------------------------------------------------------------------------
CORPORATE SUPPORT
-----------------

Operating loss                                        ($47,421)    -13.3%              ($54,876)    -14.6%
-----------------------------------------------------------------------------------------------------------
TOTAL
-----
Revenues                                              $356,873                         $375,701
Operating income (loss)                                 $7,233       2.0%             ($189,151)    -50.3%


Loss from continuing operations                       ($77,522)    -21.7%             ($162,615)    -43.3%

Diluted loss per share from continuing operations       ($1.26)                          ($2.63)

Diluted shares                                          61,760                           61,751
-----------------------------------------------------------------------------------------------------------


Notes:
Corporate Support Operating Loss % shown as a % of Total Revenues

Loss from Continuing Operations and Diluted Loss Per Share from Continuing Operations are prior to Earnings (Loss) from Discontinued Operations.

                                                                     SCHEDULE 6
                                                  PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                                        RECONCILIATION OF NET LOSS TO EBITDA
                                                                (AMOUNTS IN THOUSANDS)
                                                                     (UNAUDITED)


                                                             THREE MONTHS                     TWELVE MONTHS
                                                          ENDED DECEMBER 31,                ENDED DECEMBER 31,
                                                     -----------------------------    ------------------------------
                                                          2004           2003             2004              2003
                                                     -------------   -------------    -------------    -------------
Reconciliation of net loss to EBITDA:
------------------------------------

       Net loss                                        $ (75,707)       $(168,102)       $ (72,345)      $ (160,818)

       Adjust for:
       Earnings (loss) from discontinued operations       (2,172)            240             5,177            1,797
                                                     -------------   -------------    -------------    -------------

       Earnings (loss) from continuing operations        (73,535)        (168,342)         (77,522)        (162,615)

       Adjust for:
       Income taxes                                       78,651          (38,793)          76,206          (35,484)
       Interest                                            2,172            2,284            8,549            8,948
       Depreciation and amortization                       4,157            3,952           16,091           16,336
       Impairment charges                                      -          206,923                -          206,923
                                                     -------------   -------------    -------------    -------------

       EBITDA                                           $ 11,445          $ 6,024         $ 23,324         $ 34,108
                                                     =============   =============    =============    =============


       Total revenues                                   $ 93,681         $ 95,864        $ 356,873        $ 375,701

       EBITDA as % of Revenues                             12.2%             6.3%             6.5%             9.1%



In this press release, the Company has provided a financial measure, EBITDA, defined as earnings from continuing operations before taxes, interest, depreciation and amortization, as well as impairment charges disclosed herein. EBITDA is considered a 'non-GAAP' financial measure within the meaning of Regulation G and may not be similar to EBITDA measures employed by other companies. EBITDA is presented solely as a supplemental disclosure because management believes it to be an effective measure of the operating performance of the Company's core business activities. EBITDA is not provided as a measure of liquidity and should not be viewed as such. EBITDA should not be considered in isolation of, or as a substitute for, other measures for determining operating performance that are calculated in accordance with GAAP. This schedule provides a reconciliation of net loss to EBITDA in accordance with Securities and Exchange Commission guidance.


                                                            SCHEDULE 7
                                         PRG-SCHULTZ INTERNATIONAL, INC. AND SUBSIDIARIES
                                       RECONCILIATION OF TOTAL REVENUES AND COST OF REVENUES
                                                      (AMOUNTS IN THOUSANDS)
                                                            (UNAUDITED)

                                                                        THREE MONTHS                         TWELVE MONTHS
                                                                     ENDED DECEMBER 31,                   ENDED DECEMBER 31,
                                                              ---------------------------------     --------------------------------
                                                                   2004              2003               2004              2003
                                                              ---------------   ---------------     --------------    --------------
Revenues:
     U.S. Accounts Payable Services                                 $ 52,945          $ 53,521          $ 203,193         $ 218,395
     International Accounts Payable Services                          31,100            33,622            112,312           116,933
     Meridian VAT Reclaim                                              9,636             8,721             41,368            40,373
                                                              ---------------   ---------------     --------------    --------------

     Total revenues                                                 $ 93,681          $ 95,864          $ 356,873         $ 375,701
                                                              ===============   ===============     ==============    ==============


Cost of revenues:
     U.S. Accounts Payable Services                                 $ 29,609          $ 32,402          $ 121,451         $ 135,438
     International Accounts Payable Services                          20,747            21,777             78,931            75,988
     Meridian VAT Reclaim                                              5,799             5,755             24,145            22,263
                                                              ---------------   ---------------     --------------    --------------

     Total cost of revenues                                         $ 56,155          $ 59,934          $ 224,527         $ 233,689
                                                              ===============   ===============     ==============    ==============


Cost of revenues as a percentage of revenue:
     U.S. Accounts Payable Services                                    55.9%             60.5%              59.8%             62.0%
     International Accounts Payable Services                           66.7%             64.8%              70.3%             65.0%
     Meridian VAT Reclaim                                              60.2%             66.0%              58.4%             55.1%
                                                              ---------------   ---------------     --------------    --------------

     Total cost of revenues as a percentage of revenue                 59.9%             62.5%              62.9%             62.2%
                                                              ===============   ===============     ==============    ==============